SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, D.C. 20549
                                  ------------
                                   FORM 8-K/A

                                   CURRENT REPORT

                           Pursuant to Section 13 or 15(d)
                       of the Securities Exchange Act of 1934


        Date of Report (date of earliest event reported) FEBRUARY 12, 1997


                            SENTRY TECHNOLOGY CORPORATION
             (Exact name of registrant as specified in its charter)


               DELAWARE               1-12727            96-11-3349733
      (State or other jurisdiction    (Commission        (IRS Employer
           incorporation)              File Number)       ID Number)


          350 WIRELESS BOULEVARD, HAUPPAUGE, NEW YORK      11778
           (Address of principal executive offices)      (Zip Code)

       Registrant's Telephone Number, including area code: (516) 232-2100



         (Former name or former address, if changed since last report)

Item 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On February 12, 1997, the shareholders of Knogo North America Inc. ("Knogo") and Video Sentry Corporation ("Video") approved the Amended and Restated Agreement and Plan of Reorganization and Merger, dated as of November 27, 1996, as amended by Amendment No. 1 to the Amended and Restated Agreement and Plan of Reorganization and Merger, dated as of January 10, 1997 (collectively, the "Merger Agreement"). Pursuant to the terms and conditions of the Merger Agreement, as described in the Registration Statement on Form S-4 of Sentry Technology Corporation ("Sentry") (File No. 333-20135), Sentry is now the sole shareholder of both Knogo and Video. Each Knogo shareholder received one share of Sentry common stock, par value $.001 per share ("Sentry Common Stock"), and one share of Sentry Class A preferred stock, face value $5.00 per share, for each 1.2022 shares of common stock of Knogo held by such shareholder. Each Video shareholder received one share of Sentry Common Stock for each share of common stock of Video held by such shareholder.

          This Current Report on Form 8-K/A is being filed to amend Item 7 of the Current Report on Form 8-K, dated February 12, 1997, as filed with the Commission on February 25, 1997, to add the required financial information.


Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
         INFORMATION AND EXHIBITS.

         (a) Financial Statements:

             (i) Unaudited pro forma combined condensed financial statements as of December 31, 1996 and for the year ended December 31, 1996, giving effect to the above referenced merger.

             (ii) Audited financial statements of Video Sentry Corporation for the fiscal year ended December 31, 1996.

             (iii) Audited financial statements of Video Sentry Corporation for the two fiscal years ended December 31, 1995. (Incorporated by reference to such financial statements included in the Registrant's Registration Statement on Form S-4 filed January 21, 1997.)

         (b) Exhibits.

                  23.1     Consent of Ernst & Young.

                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                         SENTRY TECHNOLOGY CORPORATION



                                         By:   /S/ PETER J. MUNDY
                                               Peter J. Mundy
                                               Vice President-Finance,
                                               Secretary and Treasurer




Dated:  April 28, 1997

SENTRY TECHNOLOGY CORPORATION
UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL
INFORMATION

     The following unaudited pro forma combined condensed financial statements give effect to the merger on a purchase accounting basis based on the fair market value of Video Sentry Corporation's ("Video") Common Stock at a price of $4.02 per share, the estimated fair market value of the stock for a reasonable period before and after October 10, 1996, the announcement date of the merger. Upon consummation of the merger, shareholders of Knogo North America Inc. ("Knogo") will own approximately 4,802,000 shares of Sentry Technology Corporation ("Sentry") Common Stock based on an exchange ratio of 1.2022 shares of Knogo Common Stock in exchange for each share of Sentry Common Stock, or approximately 49.8% of the issued and outstanding Sentry Common Stock, plus one share of Sentry Class A Preferred Stock. Video shareholders will own approximately 4,842,000 shares of Sentry Common Stock, or approximately 50.2% of the issued and outstanding Sentry Common Stock. Although Video shareholders have majority voting interest in Sentry based upon their common stock ownership percentage, generally accepted accounting principles requires consideration of a number of factors, in addition to voting interest, in determining the acquiring entity for purposes of purchase accounting treatment. Such other factors to be considered include: (I) key Sentry management positions will be held by individuals currently holding similar positions in Knogo; (ii) the assets, revenues and net earnings of Knogo significantly exceed those of Video; and
(iii) the market value of the securities to be received by the former shareholders of Knogo Common Stock significantly exceeds the market value of the securities to be received by the former holders of Video Common Stock. As a result of these other factors, and solely for accounting and financial reporting purposes, the merger will be accounted for as a reverse acquisition of Video by Knogo. Accordingly, the pro forma financial information presented herein is the historical financial statements of Knogo with purchase accounting adjustments to reflect the acquisition of Video.

     The pro forma combined condensed balance sheet assumes the merger took place on December 31, 1996, whereby Sentry acquired all of the outstanding Video Common Stock at its fair value plus direct costs incurred, which are estimated to be approximately $2,350,000. The pro forma combined condensed statements of operations present Knogo's historical condensed consolidated statements of income for the fiscal year ended December 31, 1996 with Video's condensed statements of operations for the same period adjusted to give effect to the merger as if the merger occurred on January 1, 1996. Unaudited Pro Forma Combined Condensed Financial Statements presented herein reflects the adjustments for (i) the estimated allocation of purchase price to the assets acquired, including goodwill and other intangibles, (ii) the write-off of non-recurring charges related to in-process research and development, and (iii) the effect of recurring charges related to the merger, primarily the amortization of goodwill and other intangibles. The Unaudited Pro Forma Combined Condensed Financial Statements do not reflect any expected cost savings as a result of the merger. Knogo and Video are reviewing certain opportunities to reduce combined costs and plan to eliminate duplicitive operations. The annual cost savings associated with reducing duplicative operating expenses is estimated to be approximately $1,200,000 for the year ended December 31, 1996. Under the purchase accounting method, goodwill and other intangibles in the amount of approximately $10,505,000 will be capitalized and non-recurring charges of approximately $13,200,000 relating to in-process research and development will be expensed and recorded in the quarter ended March 31, 1997, the quarter the merger was consummated. These amounts are estimated based on a preliminary purchase price allocation and a valuation of existing technology and technology in-process. The fair market value of Video's technology was determined utilizing a discounted cash flow approach at a discount rate of 15 percent. The charge for in-process research and development equaled its estimated current fair value based on risk adjusted cash flows of specifically identified technologies for which technological feasibility has not yet been established and alternative future uses did not exist. The amortization of goodwill and other intangibles after the merger will have an adverse effect on the results of operations of Sentry.

     The pro forma combined condensed financial statements are presented for illustrative purposes only and is not necessarily indicative of either the financial position or results of operations which would have been achieved had the merger been consummated on the dates described above and should not be construed as representations of future operations.

     These pro forma combined condensed financial statements are based on, and should be read in conjunction with, the historical financial statements and the related notes thereto of Knogo and Video.

SENTRY TECHNOLOGY CORPORATION
UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
DECEMBER 31, 1996
(in thousands)
                                                                                                     PRO FORMA         PRO FORMA
                                                                           KNOGO        VIDEO       ADJUSTMENTS        COMBINED
ASSETS
CURRENT ASSETS
  Cash and cash equivalents                                              $   7,658      $    10        $  -            $ 7,668
  Accounts receivable, net                                                   6,229          854           -              7,083
  Net investment in sales-type leases - current portion                      1,496           -            -              1,496
  Inventories                                                                6,926        1,001           -              7,927
  Prepaid expenses and other current assets                                    389           78           -                467
                                                                            -------      ------         ----            --------
         Total current assets                                               22,698        1,943           -             24,641

NET INVESTMENT IN SALES-TYPE LEASES - non-current portion                    1,205            -           -              1,205
SECURITY DEVICES ON LEASE, net                                                 281            -           -                281
PROPERTY, PLANT AND EQUIPMENT, net                                           7,288          318         (100) (a)        7,506
GOODWILL AND OTHER INTANGIBLES                                                 364          460       10,505  (b)       11,329
DEFERRED INCOME TAXES                                                          174           -           -                 174
OTHER ASSETS                                                                   847           -           -                 847
                                                                         ---------    ---------    -----------        ---------
                                                                         $  32,857    $   2,721   $   10,405          $ 45,983
                                                                         =========    =========    ===========        ==========
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
  Notes payable                                                            $  -       $   2,046    $      -            $ 2,046
  Accounts payable                                                           1,101        1,481           -              2,582
  Accrued liabilities                                                        2,268          661        2,047 (c)(d)      4,976
  Obligations under capital leases - current portion                           392           -            -                392
  Deferred revenue                                                             231           21           -                252
                                                                         ---------    ---------     -----------        ---------

         Total current liabilities                                           3,992        4,209          2,047          10,248

OBLIGATION UNDER CAPITAL LEASES - non-current portion                        3,154           -            -              3,154
OTHER LIABILITIES                                                              -             13           -                 13
MINORITY INTEREST IN CONSOLIDATED SUBSIDIARY                                   463           -            -                463

REDEEMABLE CUMULATIVE PREFERRED STOCK                                          -             -          24,010 (e)      24,010

SHAREHOLDERS' EQUITY
  Common stock and additional paid-in capital                               22,334        7,936        (11,889)(e)       18,381
  Retained earnings/(Accumulated deficit)                                    2,914       (9,437)       ( 3,763)(f)(g)   (10,286)
                                                                           ---------   -----------    ------------     ---------
                                                                            25,248       (1,501)       (15,652)           8,095
                                                                         ---------    ---------        -----------     ---------
                                                                         $  32,857    $   2,721      $  10,405         $ 45,983
                                                                         =========    =========       ===========      ==========

See accompanying notes to unaudited pro forma combined condensed financial statements.

 SENTRY TECHNOLOGY CORPORATION
UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 1996
(in thousands)

                                                                                                     PRO FORMA       PRO FORMA
                                                                           KNOGO        VIDEO       ADJUSTMENTS      COMBINED
REVENUES                                                                 $  23,263      $ 2,636      $ -             $ 25,899

COSTS AND EXPENSES
  Cost of sales                                                             14,867        5,183        -               20,050
  Selling, general and administrative expenses                               7,345        2,075         (20)(i)          9,400
  Amortization of goodwill and other intangibles                               -            -         1,501 (h)          1,501
  Research and development                                                   1,686          655          -               2,341
  Merger costs                                                                 -            265        (265)(j)            -
  Interest (income) expense                                                    (20)         147          -                 127
                                                                          ---------    ---------      ---------        --------
                                                                            23,878        8,325       1,216            33,419
                                                                          ---------    ---------      ---------        --------

OPERATING LOSS                                                                (615)      (5,689)        (1,216)        (7,520)
OTHER INCOME - GAIN ON SALE OF ASSETS                                        2,462          -              -            2,462
                                                                         ---------    ---------      ---------         --------
INCOME (LOSS) BEFORE INCOME TAXES                                            1,847       (5,689)        (1,216)        (5,058)
INCOME TAX PROVISION (BENEFIT)                                                 664         -              (905)(k)       (241)
                                                                         ---------    ---------       ---------        --------
NET INCOME (LOSS)                                                            1,183       (5,689)          (311)        (4,817)
PREFERRED STOCK DIVIDENDS                                                      -            -           (1,212)(l)     (1,212)
                                                                         ---------    ---------       -----------      --------
NET INCOME (LOSS) AVAILABLE TO COMMON
  SHAREHOLDERS                                                           $   1,183    $  (5,689)     $  (1,523)        $ (6,029)
                                                                         =========    =========      ============       ========
NET INCOME PER SHARE                                                     $    0.20    $   (1.18)                         (0.63)
                                                                         =========    =========                         ========
WEIGHTED AVERAGE COMMON SHARES                                               6,034        4,817                          9,626
                                                                         =========    =========                         ========

See accompanying notes to unaudited pro forma combined condensed financial statements.

SENTRY TECHNOLOGY CORPORATION
NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 1996

       Under purchase accounting, the total purchase price was allocated to Video's assets and liabilities based upon their relative fair values. Allocations are subject to valuations as of the date of the acquisition based upon appraisal and other studies which are not yet completed. The purchase price and preliminary allocation of the purchase price to assets purchased and liabilities assumed are as follows:


                                                   (DOLLARS IN THOUSANDS)
       Purchase price                                    $    19,454
       Acquisition costs                                       2,350
                                                         -----------
       Total estimated purchase price                    $    21,804
                                                          ===========

       Historical net book value                          $   (1,501)
       Estimated write-down of property, plant and equipment    (100)
       Liability for restructuring and integration costs        (300)
       Goodwill and other intangibles                         10,505
       In-process research and development                    13,200
                                                           -----------
                                                           $  21,804
                                                           ===========

       The Unaudited Pro Forma Combined Condensed Balance Sheet gives effect to the following pro forma adjustments:


       (a) Represents the write-down of property, plant and equipment to its estimated fair value at the balance sheet date.

       (b) Represents goodwill and other intangible assets resulting from the merger to be amortized over a seven year useful life.

       (c)   The Company expects to incur costs of approximately
       $300,000 in connection with the implementation of a formal plan to reduce duplicative operating expenses. The charge primarily relates to costs associated with combining the operations of the two companies and includes severance benefits, closure of duplicate and excess facilities and other expenses related to the merger. This amount is a preliminary estimate and is subject to change.

       (d) Represents an accrual of approximately $1,747,000 for direct costs related to the merger. At December 31, 1996, Knogo incurred and recorded $338,000 and Video incurred and recorded $265,000 related to the merger. The total estimated direct costs related to the merger are approximately $2,350,000.

       (e) As of December 31, 1996, Knogo had outstanding approximately 5,773,000 shares of common stock and Video had outstanding approximately 4,842,000 shares of common stock. Based upon the exchange ratio described above, as of December 31, 1996, Sentry would issue approximately 4,802,000 shares of Sentry Common Stock plus approximately 4,802,000 shares of Sentry Class A Preferred Stock in exchange for all the outstanding shares of Knogo Common Stock and would issue approximately 4,842,000 shares of Sentry Common Stock in exchange for all the outstanding shares of Video Common Stock.

       (f) Represents the elimination of Video's historical accumulated deficit.

       (g) Represents the write-off of acquired in-process research and development upon the consummation of the merger currently estimated to be $13,200,000. The actual amount of the write-off is subject to change based on the completion of the valuation of existing technology and technology in-process. This adjustment is excluded from the Unaudited Pro Forma Combined Condensed Statement of Operations due to the non-recurring nature of this expense.

       The Unaudited Pro Forma Condensed Combined Statements of Operations gives effect to the following pro forma adjustments:

       (h) Represents the amortization of goodwill and other intangibles calculated as of January 1, 1996 over an estimated useful life of seven years. Goodwill and other intangibles and the related amortization expense is subject to possible adjustment resulting from the completion of the final purchase price adjustments and the valuation analysis.

       (i) Represents the adjustment to depreciation expense based on the estimated fair value of property, plant and equipment at January 1, 1996 over the current estimated useful lives.

       (j) Represents the elimination of merger costs directly related to the merger.

       (k) Represents the adjustment to income tax expense based on pro forma income before taxes. The provision for income taxes on a pro forma combined basis primarily reflects the income taxes payable on Sentry's earnings generated in Puerto Rico that cannot be offset against Sentry's U.S. operations.

       (l) Represents dividends accrued on the Sentry Class A Preferred Stock. The Sentry Class A Preferred Stock dividends are cumulative non-cash, payment-in-kind dividends, payable at a rate of five percent per annum of the $5 face value per share.

VIDEO SENTRY CORPORATION

INDEX TO FINANCIAL STATEMENTS

                                                                        PAGE

Independent Auditors' Report                                             F-2
Balance Sheet - December 31, 1996                                        F-3
Statement of Operations - Year Ended December 31, 1996                   F-4
Statement of Shareholders' Equity (Deficiency) - Year Ended
    December 31, 1996                                                    F-5
Statement of Cash Flows - Year Ended December 31, 1996                   F-6
Notes to Financial Statements - Year Ended December 31, 1996     F-7 to F-12

INDEPENDENT AUDITORS'S REPORT

     We have audited the accompanying balance sheet of Video Sentry Corporation as of December 31, 1996, and the related statements of operations, shareholders' equity (deficiency) and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, such financial statements present fairly, in all material respects, the financial position of Video Sentry Corporation at December 31, 1996, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.


/s/ Deloitte & Touche LLP
Deloitte & Touche LLP
Jericho, New York

April 22, 1997

 VIDEO SENTRY CORPORATION

BALANCE SHEET
DECEMBER 31, 1996
ASSETS
CURRENT ASSETS
   Cash                                                             $10,000
   Accounts receivable, net of allowance for doubtful               854,000
       accounts of $190,000
   Inventories                                                    1,001,000
   Prepaid expenses and other current assets                         78,000
                                                                  -----------
         Total Current Assets                                     1,943,000

PROPERTY AND EQUIPMENT, net                                         318,000
OTHER ASSETS                                                        460,000
                                                                 ============
                                                                 $2,721,000
LIABILITIES AND SHAREHOLDERS' DEFICIENCY

CURRENT LIABILITIES
   Notes payable - bank                                            $796,000
   Notes payable - shareholder                                    1,000,000
   Notes payable - officer                                          250,000
   Accounts payable                                               1,481,000
   Accrued liabilities                                              661,000
   Customer deposits                                                 21,000
                                                                  ----------
         Total Current Liabilities                                4,209,000

OTHER LIABILITIES                                                    13,000
                                                                  -----------
COMMITMENTS

SHAREHOLDERS' DEFICIENCY:
   Common stock; $.01 par value, 10,000,000 shares authorized,
     4,842,000 shares issues and outstanding                         48,000
   Additional paid-in capital                                     7,888,000
   Accumulated deficit                                           (9,437,000)
                                                                 ----------
         Total Shareholders' Deficiency                          (1,501,000)
                                                                 ------------
                                                                 $2,721,000
                                                                ==============

See notes to financial statements.

 VIDEO SENTRY CORPORATION
STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 1996

SALES                                                          $  2,636,000
COST OF SALES                                                     5,183,000
                                                               -------------
GROSS MARGIN                                                     (2,547,000)
                                                               -------------
OPERATING EXPENSES:
   Research and development                                        655,000
   Selling and marketing                                           655,000
   General and administrative                                    1,417,000
   Merger costs (Note 1)                                           265,000
                                                                -------------
OPERATING LOSS                                                  (5,539,000)
                                                               ---------------
OTHER EXPENSES:
   Other expense                                                    3,000
   Interest expense                                               147,000
                                                              ----------------
NET LOSS                                                      $(5,689,000)
                                                              ================
NET LOSS PER SHARE                                            $     (1.18)
                                                              ================
WEIGHTED AVERAGE NUMBER OF COMMON
   SHARES OUTSTANDING                                           4,817,000
                                                              ================

See notes to financial statements.

 VIDEO SENTRY CORPORATION

STATEMENT OF SHAREHOLDERS' EQUITY (DEFICIENCY)
FOR THE YEAR ENDED DECEMBER 31, 1996

                                                                 Additional                       Shareholders'
                                           Common Stock           Paid-In       Accumulated          Equity
                                       Shares      Amount         Capital         Deficit         (Deficiency)

Balance January 1, 1996             4,727,000     $ 47,000        $7,577,000      $(3,748,000)     $ 3,876,000
Stock option exercises                115,000        1,000           286,000           -               287,000
Other                                    -            -               25,000           -                25,000
Net loss                                 -            -                 -          (5,689,000)      (5,689,000)
                                    ----------   ---------        -----------     --------------   ------------

Balance December 31, 1996           4,842,000       48,000         7,888,000       (9,437,000)     $(1,501,000)
                                    ==========    ========        ===========     =============    ============


See notes to financial statements.

VIDEO SENTRY CORPORATION

STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 1996

OPERATING ACTIVITIES:
   Net loss                                                 $(5,689,000)
   Adjustments to reconcile net loss to net cash
         used in operating activities:
         Provision for doubtful accounts                        190,000
     Depreciation and amortization                              186,000
     Other                                                       27,000
     Changes in operating assets and liabilities
       Accounts receivable                                    1,494,000
       Inventories                                            1,552,000
       Prepaid expenses and other current assets                 86,000
       Other assets                                             185,000
       Accounts payable                                        (743,000)
       Accrued liabilities                                      196,000
       Customer deposits                                         (7,000)
       Other liabilities                                         (9,000)
                                                               ---------
           Net cash used in operating activities             (2,532,000)
                                                             -----------
INVESTING ACTIVITIES:
   Purchase of property and equipment                           (13,000)
                                                             -----------
           Net cash used in investing activities                (13,000)
                                                             -----------
FINANCING ACTIVITIES:
   Net borrowings from notes payable                           2,046,000
   Proceeds from exercise of options and warrants                287,000
                                                              ----------
           Net cash provided by financing activities           2,333,000
                                                               ---------
   NET DECREASE IN CASH                                         (212,000)
   CASH - JANUARY 1, 1996                                        222,000
                                                               ---------
   CASH - DECEMBER 31, 1996                                      $10,000
                                                               =========

SUPPLEMENTAL DISCLOSE OF CASH FLOW INFORMATION:
   Interest paid                                                $109,000
                                                               =========
See notes to financial statements.

VIDEO SENTRY CORPORATION

NOTES TO FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 1996


1.   DESCRIPTION OF BUSINESS AND SUBSEQUENT EVENT

     Video Sentry Corporation (the "Company"), incorporated in Minnesota on September 10, 1990, is engaged in the design, development and marketing of a traveling closed circuit television ("CCTV") security surveillance system throughout the United States.

     During the current fiscal year, the Company incurred significant losses primarily relating to customer uncertainties about the Company's future and to quality issues arising in the systems installed at existing customer locations. These issues caused a slow-down in the number of orders placed and, therefore, a significant decline in sales during the year.
     The Company incurred increased warranty, service and product costs in order to remedy the above mentioned quality issues and to preserve customer base. These costs, along with certain fixed overhead costs which continued to be incurred despite the loss of sales, contributed to the significant increase in cost of sales during the year. In addition, during the fourth quarter, the Company recorded a book to physical inventory adjustment of $555,000, recorded inventory reserves of $539,000, increased warranty reserves by $ 64,000, increased the allowance for doubtful accounts by $140,000 and wrote off capitalized software costs of $271,000.

     On February 12, 1997, the Company was acquired by Sentry Technology Corporation. The acquisition was accounted for using the purchase method of accounting. Under the purchase method of accounting, the Company's assets and liabilities were revalued to fair market value at such date. Pursuant to the terms of the Agreement and Plan of Reorganization and Merger, the shareholders of the Company received one share of Sentry Technology Corporation common stock for each share of common stock of the Company. The Company anticipates that current cash reserves, cash generated from operations and guarantees from its parent, Sentry Technology Corporation, will be adequate to finance the Company's anticipated working capital requirements as well as future capital expenditure requirements for at least the next twelve months.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     REVENUE AND COST RECOGNITION - The Company recognizes revenue for its systems at the time of shipment. Revenue for installation is recorded when the CCTV system is installed and is netted against the costs of installation included in cost of sales. The Company provides for one-year coverage on defective equipment. Estimated warranty costs are recorded when revenues are recognized.

     INVENTORIES - Inventories are stated at the lower of cost (first-in, first-out) or market and consist primarily of purchased parts and components.

     PROPERTY AND EQUIPMENT - Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets which range from two to five years.

     INCOME TAXES -The Company accounts for income taxes by recognizing deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the Company's financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the differences between the financial accounting and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

     USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     STOCK-BASED COMPENSATION - The Company accounts for stock-based awards to employees using the intrinsic value method in accordance with Accounting Principles Board Opinion No 25, "Accounting for Stock Issued to Employees".

     IMPAIRMENT OF LONG-LIVED ASSETS -In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121 ("SFAS 121"), "Accounting for the Impairment of Long-Lived Assets and For Long-Lived Assets To Be Disposed Of". In accordance with SFAS 121, the Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable. To determine recoverability of its long-lived assets, the Company evaluates the probability that future undiscounted net cash flows, without interest charges, will be less than the carrying amount of the assets. Impairment is measured at fair value.

     NET LOSS PER SHARE - Net loss per share is computed by dividing net loss for the year by the weighted average number of common shares outstanding during the year. The weighted average number of shares of common stock outstanding used in the calculation of net loss per share does not include shares issuable pursuant to the exercise of stock options or stock warrants since the effect is anti-dilutive.


3.   PROPERTY AND EQUIPMENT

     Property and equipment at December 31, 1996 consisted of the following:

         Office furniture and equipment      $  344,000
         Production equipment                   116,000
         Machinery and equipment                169,000
         Leasehold improvements                  27,000
                                             ------------
                                                656,000
         Less:  Accumulated depreciation        338,000
                                             ------------
                                             $  318,000
                                             =============

4.   OTHER ASSETS

     Other assets at December 31, 1996 consisted of the following:

         Deferred royalty costs              $  300,000
         Deferred license costs                 150,000
         Other                                   10,000
                                             -----------
                                             $  460,000
                                             ===========

5.   ACCRUED LIABILITIES

     Accrued liabilities at December 31, 1996 consisted of the following:

         Accrued merger costs                $  265,000
         Accrued warranty costs                 250,000
         Other accrued liabilities              146,000
                                             -----------
                                             $  661,000
                                             ==========

6.   INCOME TAXES

     The components of the Company's deferred taxes at December 31, 1996 are as follows:

     Deferred tax assets:
       Net operating loss carryforwards          $   2,750,000
       Accounts receivable                              65,000
       Inventories                                     272,000
       Accrued liabilities                              85,000
                                                -----------------
                                                     3,172,000
     Less valuation allowance                       (3,172,000)
                                                ------------------
     Net deferred tax assets                     $       -
                                                ==================

     The valuation allowance was provided as the recoverability of the deferred tax assets is dependent on future taxable income.

     At December 31, 1996, the Company has net operating loss carryforwards of approximately $8,100,000 which are available to offset future taxable income and expire in varying amounts through 2011. These carryforwards are subject to the limitations of Internal Revenue Code section 382. This section provides that limitations on the availability of net operating losses to offset current taxable income result when an ownership change has occurred for federal tax purposes.

7.   COMMITMENTS

     The Company leases its office and manufacturing facility under a lease which runs through March 31, 1999. The Company is recognizing the benefit of certain abatements made by the landlord over the life of the lease on a straight-line basis.

     The Company also leases automobiles, trucks and warehouse facilities under operating lease agreements with an initial term of more than one year at their inception.

     Future minimum annual lease payments for all of the above leases are as follows:

Year ending December 31:
             1997                              $  106,000
             1998                                  89,000
             1999                                  19,000
                                              ------------
                                              $   214,000
                                              =============

     Total rent expense for the year ended December 31, 1996 was approximately $163,000.

8.   STOCK OPTIONS

     The Company has a stock option plan for key employees, directors, consultants and independent contractors. The exercise price for incentive stock options granted may not be less than the fair value of the shares on the date of grant, except for 10% shareholders, in which case the exercise price may not be less than 110% of the fair market value. For non-qualified stock options the exercise price may not be less than 85% of the fair market value on the date of grant. The term for options granted under the plan may not exceed 10 years from the date of grant, or five years in the case of incentive stock options granted to 10% shareholders.

     The Company has also granted non-qualified options to various individuals outside of the Plan, all of which were granted at a price equal to the fair market value of the shares at the date of grant as determined by the Board of Directors.

     The following table summarizes stock option transactions during 1996:

                                              Shares                                                            Option
                                             Available              Options                                      Price
                                            FOR GRANT             OUTSTANDING           EXERCISABLE           PER SHARE

Balance January 1, 1996                      65,000                693,000               189,000             $1.33-$13.56
             Granted                       (230,000)               230,000               166,000              5.13-  7.38
             Exercised                         -                  (208,000)             (208,000)             1.33-  8.00
             Canceled                       520,000               (520,000)              (14,000)             1.88- 13.56
                                            -------               ---------              --------
Balance December 31,1996                    355,000                195,000               133,000             $1.33-$11.63
                                            =======               ========               ========

9.   STOCK WARRANTS

     Warrants for the purchase 150,000 shares of Common Stock were issued in connection with the sale of unsecured notes in March 1994. The warrants are exercisable for a period of five years from the date of issuance, and have an exercise price of $3.38 per share. At December 31, 1996, the Company had 101,000 warrants outstanding related to this issuance.

     For nominal consideration, a warrant was issued to the underwriter of the Company's initial public offering in 1994 for the purchase approximately 187,000 shares of Common Stock at a price of $4.95 per share. The warrant is exercisable for a period of four years commencing October 21, 1995. At December 31, 1996, the Company had 187,000 warrants outstanding related to this issuance.

     In addition to the above warrants, at December 31, 1996 the Company had exercisable outstanding warrants to purchase approximately 167,000 shares of Common Stock as follows:

                                      SHARES                  PRICE PER SHARE
Year expires:
     1997                               43,000                      $1.17
     1998                               38,000                       1.33
     1998                               86,000                       2.00
                                     ---------
                                       167,000                $1.17-$2.00
                                     =========

10.    STOCK - BASED COMPENSATION

     As discussed in Note 2, the Company continues to account for stock-based awards using the intrinsic value method in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" and its related interpretations. Accordingly, no compensation expense has been recorded in the financial statements for employee stock arrangements.

     SFAS 123, "Accounting for Stock-Based Compensation" requires the disclosure of pro forma net income and earnings per share had the Company adopted the fair value method as of the beginning of the year. Under SFAS 123, the fair value of stock-based awards to employees is calculated through the use of option pricing models, even though such models were developed to estimate the fair value of freely tradable, fully transferable options without vesting restrictions, which significantly differ from the Company's stock option awards. These models also require subjective assumptions, including future stock price volatility and expected time to exercise, which greatly affect the calculated values. The Company's calculations were made using the Black-Scholes option pricing model with the following assumptions: expected life, 5 years following vesting; 105% percent stock volatility;
     7.5 percent risk free interest rate; and no dividends during the expected term. The Company's calculations are based on a multiple option valuation approach and forfeitures are recognized as they occur. If the computed fair values of the 1996 awards had been amortized to expense over the vesting period of the awards the effect on pro forma net loss and net loss per share would not have differed materially from the reported results.


11.    SIGNIFICANT CUSTOMERS

     The Company sells its product to large commercial enterprises in need of security surveillance systems. Its major customers to date have been primarily large retailers. The Company performs credit evaluations and does not require collateral of its customers.

     For the years ended December 31, 1996, the Company had sales to two customers which accounted for approximately 74 percent and 11 percent of the Company's total sales.


12.    PROFIT SHARING PLAN

     The Company has a Profit Sharing Plan (the "Plan") which covers substantially all employees meeting the eligibility requirements. Contributions to the Plan are determined by the Board of Directors on an annual basis. The Plan contains a provision for a deferred compensation plan under Section 401(k) of the Internal Revenue Code for eligible employees. No contributions have been made by the Company to the Plan.


13.    EMPLOYEE STOCK PURCHASE PLAN

     In 1995, the Company has established an Employee Stock Purchase Plan and has reserved 100,000 shares of Common Stock for future issuance. As of December 31, 1996, no shares had been issued under the plan.


14.    NOTES PAYABLE

     The Company has a $2.5 million working capital revolving line of credit with a bank. The line of credit is secured by substantially all of the Company's assets and the personal guarantee of the Company=s President. The line of credit accrues interest at a rate equal to three percent above the bank's reference rate and matures in March 1998. In conjunction with the acquisition of the Company by Sentry Technology Corporation, this note was subsequently paid in full.

     In September 1996, the Company entered into a promissory note with a shareholder of the Company for $1,000,000. The notes payable bears interest at 10 percent per annum and are secured by all of the assets of the Company. The note payable is subordinated to the working capital revolving line of credit. In conjunction with the acquisition of the Company by Sentry Technology Corporation, this note was subsequently paid in full.

     In October 1996, the Company entered into a promissory note with the Chief Executive Officer of the Company which allows the Company to borrow up to $500,000. The note payable bears interest at 10 percent per annum and is secured by all the assets of the Company. The note payable is subordinated to the working capital revolving line of credit. In conjunction with the acquisition of the Company by Sentry Technology Corporation, this note was subsequently paid in full.

     It is management's belief that the carrying value of notes payable approximate their fair value at December 31, 1996 due to the terms of such instruments approximating instruments with similar terms current available to the Company.